SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                       [X]

Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 ---------------

                                  RESONATE INC
             (Exact name of registrant as specified in its charter)
                                 ---------------

                                       N/A
                                 ---------------
    (Name of person(s) filing proxy statement, if other than the registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14-a-6 (i)(4) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a)(2) and identify the filing for which offsetting fee was paid previously. Identify the previous filing by registration statement number, or the former schedule and the date of its filing.

                                  RESONATE INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 30, 2001


TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Resonate Inc., a Delaware corporation, will be held on Thursday, August 30, 2001 at 9:00 a.m. local time, at Embassy Suites, 2885 Lakeside Drive, Santa Clara, California, 95054, for the following purposes:

     1. To elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as Resonate's independent auditors for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on July 12, 2001 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if he or she returned a proxy. However, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in his or her name.
                                     FOR THE BOARD OF DIRECTORS

                                     /s/ Peter R. Watkins

                                     Peter R. Watkins
                                     President, Chief Executive Officer and
                                     Director
Sunnyvale, California
July 27, 2001



--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of Resonate Inc. for use at the Annual Meeting of Stockholders to be held Thursday, August 30, 2001, at 9:00 a.m., local time, or at any and all continuations or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Embassy Suites, 2885 Lakeside Drive, Santa Clara, California, 95054. The telephone number at that location is (408) 496-6400. Resonate's headquarters are located at 385 Moffett Park Drive, Sunnyvale, California 94089 and the telephone number is (408) 548-5500.

     Resonate intends to mail this proxy statement and accompanying proxy card on or about July 27, 2001 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

PURPOSES OF THE ANNUAL MEETING

  The purposes of the Annual Meeting are:

 - to elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified,

 - to ratify the appointment of PricewaterhouseCoopers LLP as Resonate's independent auditors for the fiscal year ending December 31, 2001, and

 - to transact such other business as may properly come before the meeting or at any and all continuation(s) or adjournment(s) thereof.

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on July 12, 2001 (the "Record Date") are entitled to notice of, and to vote at the Annual Meeting. At the Record Date, 27,337,321 shares of Resonate's Common Stock were issued and outstanding, and held of record by approximately 326 stockholders. The closing price of Resonate's Common Stock on The Nasdaq Stock Market's National Market on the last trading day immediately prior to the Record Date was $3.30 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of Resonate a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of proxy.

VOTING AND SOLICITATION

     Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. The two candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares of Resonate's outstanding Common Stock present or represented at the Annual Meeting will be elected. The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001 will require the affirmative vote of a majority of the shares of Resonate's outstanding Common Stock present or represented at the Annual Meeting.

     Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted:

 - FOR the election of each of Resonate's director nominees, and

 - FOR ratification of the appointment of PricewaterhouseCoopers LLP as Resonate's independent auditors for the fiscal year ending December 31, 2001.

     No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

     The cost of this solicitation will be borne by Resonate. Resonate may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of Resonate's directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, telegram or letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker non-vote are counted present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be Votes Cast. As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

DIRECTORS

     Resonate's Board of Directors is currently comprised of seven members, divided into three classes with overlapping three-year terms. As a result, a portion of Resonate's Board of Directors will be elected each year. Messrs. Marino and Greene have been designated Class I directors, and their terms expire at this Annual Meeting of Stockholders. Messrs. Campbell and Siegelman have been designated Class II directors, and their terms expire at the Annual Meeting of Stockholders to be held in 2002. Messrs. Watkins, McFarlane and Finocchio have been designated Class III directors, and their terms expire at the Annual Meeting of Stockholders to be held in 2003. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for Resonate's two nominees named below, each of whom are currently directors of Resonate. In the event that any nominee of Resonate is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the 2004 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier death, resignation or removal.

INFORMATION REGARDING NOMINEE DIRECTORS

     Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2004. The Board of Directors has nominated Christopher
C. Marino and I. ROBERT GREENE for re-election as Class I directors. Set forth below is certain information as of the Record Date regarding the nominees for Class I directors.

           NOMINEES FOR CLASS I DIRECTORS FOR A TERM EXPIRING IN 2004

NAME                                AGE       POSITION
----------------------------        ---       --------
Christopher C. Marino..............  40       Founder, Corporate Vice President
                                              and Director
I. Robert Greene...................  41       Director


     Christopher C. Marino founded Resonate in July 1995. Mr. Marino has been our Corporate Vice President since August 1998 and has been a member of our board of directors since August 1995. From August 1995 to August 1998, Mr. Marino served as our President and Chief Executive Officer. Mr. Marino holds a B.S. in electrical engineering from Columbia University, an M.S. in electrical engineering and computer science from the University of California at Berkeley and an M.B.A. from Stanford University.

     I. Robert Greene has served as a member of our board of directors since April 1997. Mr. Greene has served as the Managing Partner of Flatiron Partners, a venture capital firm, since June 1999. From 1994 to 1999, Mr. Greene was with Chase Capital Partners, a private equity firm, serving as a Principal from 1994 to 1998, and a General Partner thereof in 1999. Mr. Greene also serves as a director of Multex.com Inc. Mr. Greene holds a B.S. from the Wharton School and an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management.

REQUIRED VOTE

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     RESONATE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

INFORMATION REGARDING OTHER DIRECTORS

     Set forth below is certain information as of the Record Date regarding each other incumbent director of Resonate whose term of office continues after the Annual Meeting.

             INCUMBENT CLASS II DIRECTORS WHOSE TERMS EXPIRE IN 2002

NAME                                        AGE         POSITION
---------------------                       ---         --------
Gordon A. Campbell......................    57          Chairman of the Board
Russell L. Siegelman....................    39          Director


     Gordon A. Campbell has served as Chairman of the Board since January 1996 and a director since December 1995. Mr. Campbell has been a managing member of TechFund Capital, a venture capital fund, since August 1997. In 1993, Mr. Campbell created TechFarm Management, Inc., an incubation company for new technology companies, including Resonate. Mr. Campbell has founded and has been involved in the start-up of numerous Silicon Valley companies, including CHIPS and Technologies, Inc., a semiconductor and related device company, 3dfx Interactive and Cobalt Networks. In addition to his role at Resonate, Mr. Campbell serves as Chairman of the Board of 3dfx Interactive and Cobalt Networks and is a member of the boards of directors of Palm Computing, a portable computing platform and device company, and Bell Microproducts, a computer components company.

     Russell L. Siegelman has served as a member of our board of directors since April 1997. Since 1996, Mr. Siegelman has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Siegelman holds a B.S. in Physics from the Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

            INCUMBENT CLASS III DIRECTORS WHOSE TERMS EXPIRE IN 2003

NAME                                 AGE     POSITION
-------------------------            ---     --------
Peter R. Watkins...................  46      President, Chief Executive Officer
                                             and Director
John S. McFarlane..................  53      Director
Robert J. Finocchio, Jr............  50      Director


     Peter R. Watkins joined Resonate as President and Chief Executive Officer and was appointed to our board of directors in February 2001. Mr. Watkins served as President and Chief Operating Officer of Network Associates, a supplier of security and availability solutions for e-business, from December 1999 to December 2000. Mr. Watkins joined Network Associates in May 1995 as Vice President of International Operations. From May 1995 to November 1999, Mr. Watkins also served in a number of other positions at Network Associates including Vice President of International Sales, General Manager and Vice President Net Tools Secure Division and Executive Vice President of Product Development and Services. Mr. Watkins holds a B.A. in economics from Wesleyan University and an M.B.A. from Yale University.

     John S. McFarlane has served as a member of our board of directors since July 1999. Since March 2001, Mr. McFarlane has been the President and Chief Executive Officer of Nexsi Systems, a provider of high-performance network infrastructure solutions. Mr. McFarlane served as President, Network Service Provider at Sun Microsystems from July 1999 to March 2001 and served as President, Solaris Software at Sun Microsystems from April 1998 to July 1999. Mr. McFarlane served as Vice President, Solaris and Network Software at Sun Microsystems from December 1997 to April 1998 and as Vice President, Network Software Group at Sun Microsystems from May 1997 to December 1997. Mr. McFarlane served as Vice President, Technology at Northern Telecom from 1993 to 1997. Mr. McFarlane holds a B.S. and an M.B.A. from the University of Toronto.

     Robert J. Finocchio, Jr. has served as a member of our board of directors since October 1999. Mr. Finocchio served as the President and Chief Executive Officer of Informix Corporation from July 1997 to July 1999 and served as its Chairman of the Board from July 1997 to September 2000. From December 1988 until April 1997, Mr. Finocchio was employed with 3Com Corporation, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Echelon Corporation and Turnstone Systems. Mr. Finocchio is also a Trustee and Regent of Santa Clara University. Mr. Finocchio holds a B.S. in economics from Santa Clara University and an M.B.A. from Harvard Business School.

     There are no family relationships among any of the directors, officers or key employees of Resonate.


BOARD MEETINGS AND COMMITTEES

     Resonate's Board of Directors held a total of seven (7) meetings and acted by written consent three times during the year ended December 31, 2000. Other than Mr. Campbell, who attended five (5) meetings, and Mr. McFarlane, who attended four (4) meetings, all director nominees and other incumbent directors who served as a director during fiscal 2000 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the

Board on which such director served, if any, during fiscal 2000. The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

     Resonate established an Audit Committee in May 1998. The Audit Committee of the Board of Directors currently consists of Messrs. Finocchio, Greene and Siegelman. The Audit Committee held four meetings during 2000. The Audit Committee reviews the internal accounting procedures of Resonate and consults with and reviews the services provided by Resonate's independent accountants. Each of the Audit Committee members is independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.

     Resonate established a Compensation Committee in October 1998. The Compensation Committee of the Board of Directors currently consists of Messrs. Campbell, Greene and Siegelman. The Compensation Committee held two meetings during 2000. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of employees of Resonate.

     Resonate established the Stock Option Committee in September 2000. The Stock Option Committee of the Board of Directors currently consists of Mr. Watkins. The Stock Option Committee grants stock options pursuant to the Resonate 2000 Stock Plan, pursuant to guidelines adopted by the Board of Directors.

DIRECTOR COMPENSATION

     Directors do not currently receive any cash compensation from Resonate for their service as members of the Board of Directors, but our directors are eligible for reimbursement for certain expenses incurred in connection with attendance at Board of Directors and committee meetings. Under Resonate's 2000 Stock Plan, directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan.

     During 2000, the board granted no options to purchase shares of common stock to any members of the Board of Directors.

                                 PROPOSAL NO. 2
                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent auditors, to audit the consolidated financial statements of Resonate for the fiscal year ending December 31, 2001 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

    FEES BILLED TO RESONATE BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL 2000

Audit Fees:

     Audit fees billed to Resonate by PricewaterhouseCoopers LLP for review of Resonate's fiscal year 2000 annual financial statements and those financial statements included in Resonate's quarterly reports on Form 10-Q totaled $157,000.

Financial Information Systems Design and Implementation Fees:

     Fees billed to Resonate by PricewaterhouseCoopers LLP for financial information systems design and implementation during Resonate's 2000 fiscal year totaled $6,000.

All Other Fees:

     Fees billed to Resonate by PricewaterhouseCoopers LLP for all other non-audit services rendered to Resonate during Resonate's 2000 fiscal year, primarily consisting of tax related services, information system security audit and services provided in connection with our initial public offering in August 2000, totaled $736,000.

     Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Resonate's independent auditors is not required by Resonate's Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of Resonate and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as Resonate's independent auditors for the fiscal year ending December 31, 2001. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS RESONATE'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                OTHER INFORMATION

EXECUTIVE OFFICERS

     The following table sets forth information with respect to Resonate's current executive officers as of July 12, 2001.

NAME                                        AGE        POSITION
------------------------                    ---        --------
Peter R. Watkins.....................        46        President, Chief Executive Officer and Director
Christopher C. Marino................        40        Founder, Corporate Vice President and Director
Robert C. Hausmann...................        38        Vice President and Chief Financial Officer
Karen L. Styres......................        43        Vice President, Marketing and Business Development
Karen Barnes.........................        50        Vice President, Engineering
David R. Guercio.....................        47        Vice President, Americas Sales and Services

     For biographical summaries of Peter R. Watkins and Christopher C. Marino, see the section entitled "Election of Directors."

     Robert C. Hausmann has been our Vice President and Chief Financial Officer since September 1999. From September 1997 to September 1999, Mr. Hausmann was Chief Financial Officer at Mohr Davidow Ventures, a venture capital firm. Mr. Hausmann also acted as Chief Financial Officer for certain portfolio companies of Mohr Davidow. From October 1991 to September 1997, Mr. Hausmann was Vice President and Chief Financial Officer of Red Brick Systems, a provider of data warehousing solutions. Mr. Hausmann holds a B.A. in finance and accounting from Bethel College and an M.B.A. from Santa Clara University.

     Karen L. Styres has been our Vice President of Marketing and Business Development since February 2001. From March 1999 to February 2001, she was our Vice President of Marketing. From December 1995 to February 1999, Ms. Styres was Vice President, Marketing for Diffusion, Inc., a vendor in the customer relationship management market. Ms. Styres holds a B.A. in marketing from the University of Kentucky and an M.B.A. from the University of California at Berkeley.

     Karen S. Barnes has been our Vice President of Engineering since March 1999. From July 1997 to March 1999, Ms. Barnes was business unit manager at Legato Systems, a developer of enterprise-strength storage management software for the enterprise computing market. From July 1995 to July 1997, Ms. Barnes was director of Solaris Engineering at Sun Microsystems. Ms. Barnes holds a B.A. in mathematics from the University of California at Berkeley.

     David R. Guercio has been our Vice President of Americas Sales and Services since April 2001. From September 1999 to April 2001, he was our Vice President of Professional Services. From January 1995 to September 1999, Mr. Guercio was Vice President of Business Operations and Customer Services at NeoVista Software, a provider of business intelligence applications and technology. Mr. Guercio holds a B.S. in finance and an M.B.A. from Santa Clara University.

     There are no family relationships among any of our directors or executive officers. All executive officers are appointed by our board of directors and serve Resonate on an "at-will" basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding beneficial ownership of Resonate's common stock as of June 27, 2001 by (i) each director of Resonate, (ii) Resonate's Chief Executive Officer and each of the four other most highly compensated executive officers of Resonate during fiscal 2000, (iii) all current directors and executive officers of Resonate as a group, and (iv) all those known by Resonate to be beneficial owners of more than five percent of outstanding shares of Resonate's common stock. This table is based on information provided to Resonate or filed with the Securities and Exchange Commission by Resonate's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

     Unless otherwise indicated, the address of each stockholder listed in the following table is c/o Resonate Inc., 385 Moffett Park Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 27,361,418 shares of common stock outstanding as of June 27, 2001.

                                                                                     NUMBER OF
                                                                                       SHARES
                                                                                    BENEFICIALLY    PERCENTAGE OF SHARES
NAME OF BENEFICIAL OWNER                                                             OWNED (1)       BENEFICIALLY OWNED
------------------------                                                             ---------       ------------------
5% STOCKHOLDERS:
Entities affiliated with Kleiner Perkins Caufield & Byers (2)                       3,136,345               11.5%
Chase Venture Capital Associates, LLC (3)                                           2,695,517                9.9
Sun Microsystems, Inc.                                                              1,705,144                6.2
Entities affiliated with Lehman Brothers (4)                                        1,588,662                5.8

EXECUTIVE OFFICERS AND DIRECTORS:
Peter R. Watkins (5)                                                                1,000,000                3.7
Kenneth Schroeder (6)                                                               1,103,094                4.0
Christopher C. Marino (7)                                                           2,572,253                9.4
Robert C. Hausmann (8)                                                                408,494                1.5
David R. Guercio (9)                                                                  273,118                1.0
Cameron L. Lorentz (10)                                                               175,000                *
Stanley L. Chin (11)                                                                   94,958                *
Gordon A. Campbell (12)                                                               795,554                2.9
Robert J. Finocchio, Jr. (13)                                                          52,000                *
I. Robert Greene (14)                                                                 313,067                1.1
John S. McFarlane (15)                                                                 52,000                *
Russell Siegelman (16)                                                              3,136,345               11.5
All current directors and executive officers as a group (11 persons) (17)           7,657,565               33.2%

--------------------------
*less than 1%.

(1) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after June 27, 2001 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

(2) The aggregated shares listed for entities affiliated with Kleiner Perkins Caufield & Byers are owned as follows: KPCB Java Fund, LP owns 1,923,729 shares; Kleiner Perkins Caufield & Byers VIII, L.P. owns 1,072,141 shares; KPCB VIII Founder's Fund, L.P. owns 62,067 shares; and KPCB Information Sciences Zaibatsu Fund II, L.P. owns 78,408 shares. The address for Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.

(3) We have been informed by Chase Venture Capital Associates, LLC that it is managed by Chase Capital Partners, the current partners of which consist of Ana Carolina Aidar, John R. Baron, Mitchell J. Blutt, Christopher C. Behrens, David S. Britts, Arnold L. Chavkin, David J. Gilbert, Eric A. Green, Michael R. Hannon, Donald J. Hoffman, Jonathan Meggs, Stephen P. Murray, John M.B. O'Connor, Robert Ruggiero, Susan L. Segal, Shahan D. Soghikian, Lindsay Stuart, Patrick Sullivan, Jeffrey
         C. Walker, Timothy J. Walsh, Richard D. Waters, and Damion E. Wicker. Each of the general partners of Chase Capital Partners disclaims beneficial ownership of the securities owned by Chase Venture Capital Associates, LLC to the extent it exceeds such partner's pecuniary interest therein. Affiliates of Chase Venture Capital Associates, LLC (the "Chase Entities") are parties to certain co-invest arrangements with Flatiron Associates LLC (f/k/a Friends of Flatiron, LLC), Flatiron Fund 1998/99, LLC and Flatiron Partners LLC (collectively, the "Flatiron Investors") and/or affiliates of the Flatiron Investors (collectively, the "Flatiron Group"). The parties to such arrangements have agreed to a venture capital investment program for the purpose of making private investments primarily in the equity and 72 equity-related securities of early stage Internet companies (the "Program"). In substance, the Program is similar to a typical venture capital investment firm, with certain Flatiron Investors receiving the equivalent of a standard carried interest from the Chase Entities. Upon the occurrence of certain contingencies that are outside the control of the Chase Entities, certain Chase Entities may acquire a pecuniary interest in the investments made by the Flatiron Investors. None of the Chase Entities presently has any beneficial or pecuniary interest in the shares of the Issuer held by the Flatiron Investors. Each of the Chase Entities and Chase Venture Capital Associates, LLC disclaims beneficial ownership of the Issuer's securities held by the Flatiron Group.

(4) The aggregated shares listed for entities affiliated with Lehman Brothers are owned as follows: LB I Group Inc. owns 1,251,850 shares; Lehman Brothers MBG Venture Capital Partners 1998 (A) L.P. owns 58,767 shares; Lehman Brothers MBG Venture Capital Partners 1998 (B) L.P. owns 1,085 shares; Lehman Brothers MBG Venture Capital Partners 1998 (C) L.P. owns 6,690 shares; and Lehman Brothers VC Partners L.P. owns 270,270 shares. The address for Lehman Brothers is 3 World Financial Center, 18th Floor, New York, New York. We have been informed by Lehman Brothers that there is no natural person or persons who exercise sole or shared dispositive powers over the shares of record held by Lehman Brothers. The entities invested in Resonate are under control by subsidiaries of Lehman Brothers Holdings, Inc., a publicly held corporation. The executive officers of Lehman Brothers Holdings, Inc., as reported in that entity's public filings, may exercise voting powers over the shares.

(5) At June 27, 2001, all shares held by Mr. Watkins were unvested. Includes 41,666 shares issuable upon exercise within 60 days of June 27, 2001.

(6) Mr. Schroeder resigned as President and Chief Executive Officer on February 7, 2001 and thus discontinued reporting as a Section 16 officer as of May 8, 2001.

(7) Includes 100,000 shares held by the Marino Children's Trust dated December 9, 1999.

(8) Includes 326,994 shares held by the Robert C. Hausmann and Lori Anne Hausmann Living Trust dated November 21, 1991. At June 27, 2001, 183,231 shares held by Mr. Hausmann and the trust were unvested and subject to a right of repurchase in our favor, which right lapses over time. Includes 81,500 shares issuable upon exercise of options held by Mr. Hausmann within 60 days of June 27, 2001, of which 69,615 would be subject to a right of repurchase in our favor, which right lapses over time.

(9) At June 27, 2001, 20,161 shares held by Mr. Guercio were unvested and subject to a right of repurchase in our favor, which right lapses over time. Includes 200,468 shares issuable upon exercise of options held by Mr. Guercio within 60 days of June 27, 2001, 176,510 of which would be subject to a right of repurchase in our favor, which right lapses over time.

(10) Mr. Lorentz resigned as Vice President, North America Sales, on January 31, 2001 and thus discontinued reporting as a Section 16 officer as of May 1, 2001.

(11) Mr. Chin resigned as Vice President, Business Development, on February 12, 2001 and thus discontinued reporting as a Section 16 officer as of May 13, 2001.

(12) Includes 60,932 shares held by entities associated with TechFarm. Mr. Campbell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(13) At June 27, 2001, 32,500 shares held by Mr. Finocchio were unvested and subject to a right of repurchase in our favor, which right lapses over time.

(14) Includes 119,969 shares held by the Flatiron Fund LLC, 175,218 shares held by the Flatiron Fund 1998/99 LLC and 17,880 shares held by Flatiron Associates, LLC. Mr. Greene disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(15) Includes 52,000 shares held by John S. McFarlane and Janet E. McFarlane, Trustees, or their successors, under the McFarlane Revocable Family Trust, Dated November 22, 1999. At June 27, 2001, 29,250 shares held by the trust were unvested and subject to a right of repurchase in our favor, which right lapses over time.

(16) Includes 3,136,345 shares held by entities associated with Kleiner Perkins Caufield & Byers. Mr. Siegelman disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(17) Includes 368,358 shares which were unvested at June 27, 2001 and subject to a right of repurchase in our favor, which right lapses over time. Includes 1,496,516 shares issuable upon exercise of options within 60 days of June 27, 2001, of which 1,392,789 would be subject to a right of repurchase in our favor, which right lapses over time. The shares of Mr. Schroeder, Mr. Lorentz and Mr. Chin have been excluded since they have resigned and are no longer reporting as executive officers of Resonate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the last two years, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements that are otherwise required to be described and the transactions described below.

     SALES TO STOCKHOLDERS

     Sun Microsystems Inc., a 5% stockholder as of June 27, 2001, is a reseller of our products and services. Sun purchased and resold our products and services in the following amounts: $263,611 in 1999 and $668,829 in 2000. Entities affiliated with Lehman Brothers, a 5% stockholder as of June 27, 2001, purchased $162,116 of our products and services in 2000.

     EQUITY INVESTMENT TRANSACTIONS FOR CASH

     In March 2000, we sold 514,668 shares of Series E preferred stock for $19.43 per share. In July 2000, we sold 1,389,603 shares of Series F preferred stock for $19.43 per share. Sun Microsystems Inc., a stockholder holding more than 5% of our capital stock, purchased all 514,668 shares of Series E preferred stock, and 1,029,336 shares of Series F preferred stock, for an aggregate cash purchase price of $29,999,998. Upon our initial public offering, these shares held by Sun Microsystems, Inc. were converted to an aggregate of 1,705,144 shares of common stock.

     EMPLOYEE LOANS

     On February 16, 1999, Kenneth Schroeder, our former President and Chief Executive Officer, purchased 1,408,500 shares of our common stock at a price of $0.38 per share. Mr. Schroeder paid for such shares with a full recourse five-year $535,230 promissory note, secured by the purchased shares. The note bears interest at a rate of 5% per annum. In April 2001, we repurchased 205,406 shares of Mr. Schroeder's unvested shares at $0.38 per share. The repurchase reduced the principal balance of the full recourse five-year promissory note by $78,054 to $457,176.

     On September 28, 1999, Mr. Hausmann, our Vice President and Chief Financial Officer, purchased 315,744 shares of our common stock at a price of $1.25 per share. Mr. Hausmann paid for such shares in part with a full recourse five-year $194,680 promissory note, secured by the purchased shares. The note bears interest at a rate of 6.25% per annum. On December 1, 1999, Mr. Hausmann purchased 10,000 shares of our common stock at an exercise price of $2.50 per share. Mr. Hausmann paid for such shares with a full recourse five-year $25,000 promissory note, secured by the purchased shares. The note bears interest at a rate of 6.25% per annum. As of June 30, 2001, there was a total principal balance of $219,680 outstanding on the promissory notes.

     We have the right to repurchase unvested shares from Mr. Hausmann if his service with us terminates, which right lapses over four years after the date of grant, absent any accelerating event.

     On February 7, 2000, A. Alan Button, our former Vice President, Worldwide Sales, purchased 100,000 shares of our common stock at a price of $5.00 per share. Mr. Button paid for such shares in part with a full recourse five-year $300,000 promissory note, secured by the purchased shares. The note bears interest at a rate of 6.6% per annum. In May 2001, upon the termination of Mr. Button as the Vice President of Worldwide Sales, we repurchased 43,500 shares of

Mr. Button's unvested shares at $5.00 per share. The repurchase reduced the principal balance of the full recourse five-year promissory note by $217,500 to $82,500.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The table below summarizes the compensation earned for services rendered to Resonate in all capacities for the fiscal years ended December 31, 1999 and 2000 by (i) Resonate's Chief Executive Officer during fiscal 2000 and (ii) Resonate's next four most highly compensated executive officers who earned more than $100,000 during fiscal 2000.


                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                                                        NUMBER OF
                                                          ANNUAL COMPENSATION           SECURITIES
                                                   ----------------------------------   UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR         SALARY            BONUS           OPTIONS       COMPENSATION
---------------------------               ----         ------            -----           -------       ------------
Kenneth Schroeder, Former President       2000         $220,000         $ 220,000             --        $     --
  And Chief Executive Officer(1)          1999         $220,000         $ 160,000        200,000        $     --

Cameron Lorentz, Former Vice              2000         $157,500         $  96,757         10,000        $  5,400
  President, North American Sales(2)      1999         $157,443         $ 151,000             --        $  5,400

Stanley L. Chin, Former Vice              2000         $166,402         $  69,525         13,560        $     --
  President, Business Development(3)      1999         $103,333         $   4,419        206,440        $     --


David R. Guercio, Vice President,         2000         $160,000         $  64,413         11,400        $     --
  Professional Services(4)                1999          $40,606         $      --        180,468        $     --


Robert C. Hausmann, Vice President,       2000         $180,000         $  35,804             --        $     --
  Chief Financial Officer(5)              1999          $57,273         $      --        325,744        $     --

----------
(1) Mr. Schroeder resigned as President and Chief Executive Officer of
    Resonate in February 2001.
(2) Mr. Lorentz resigned as Vice President, North America Sales, in January
    2001.
(3) Mr. Chin resigned as Vice President, Business Development, in February 2001.
(4) Mr. Guercio commenced employment with Resonate in September 1999.
(5) Mr. Hausmann commenced employment with Resonate in September 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     In the fiscal year ended December 31, 2000, we granted options to purchase up to an aggregate of 2,238,215 shares to employees, directors and consultants. These options were granted under our 1996 Stock Option Plan and our 2000 Stock Plan at exercise prices at the fair market value of our common stock on the date of grant, as determined in good faith by our board of directors. Options to employees and directors have a term of ten years. Options to consultants have a one-year term. Optionees may pay the exercise price by cash, certified check or delivery of already-owned shares of our common stock. Options to the executive officers are immediately exercisable upon grant; however, we may repurchase any unvested shares at their cost if the optionee's service terminates. Options to employees and directors vest over one to four years. Options to consultants vest immediately upon grant.

     The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2000, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 0%, 5% and 10%, compounded annually. There is no assurance provided to any Named Executive Officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed levels or at any other defined level. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.


                                              INDIVIDUAL GRANTS
                         -------------------------------------------------------------
                                      % OF
                                      TOTAL
                                      OPTIONS
                                      GRANTED
                         NUMBER OF    TO                      DEEMED                       POTENTIAL REALIZABLE VALUE AT
                         SECURITIES   EMPLOYEES               VALUE PER                    ASSUMED ANNUAL RATES OF STOCK
                         UNDERLYING   IN LAST     EXERCISE    SHARE ON                 PRICE APPRECIATION FOR OPTION TERM
                         OPTIONS      FISCAL      PRICE PER   DATE OF     EXPIRATION   ----------------------------------
NAME                     GRANTED       YEAR        SHARE       GRANT        DATE          0%           5%          10%
-----                    -------       ----        -----       -----        ----       ----------  ----------  ----------
Kenneth Schroeder            --          --          --           --          --           --             --           --
Cameron Lorentz          10,000                    $17.00       $17.00     3/13/10         --       $106,912     $270,936
Stanley L. Chin          13,560        0.06%        $3.75        $3.75      1/3/10         --        $31,979      $81,042
David R. Guercio         11,400        0.05%        $3.75        $3.75      1/3/10         --        $26,885      $68,132
Robert C. Hausmann           --          --          --           --          --           --             --           --

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table describes for the Named Executive Officers their option exercises for the fiscal year ended December 31, 2000, and exercisable and unexercisable options held by them as of December 31, 2000.

     The "Value of Unexercised In-the-Money Options at December 31, 2000" is based on a value of $9.50 per share, the closing price of our common stock on the Nasdaq Stock Market's National Market as of December 29, 2000, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. Options were granted under our 1996 Stock Option Plan or 2000 Stock Plan. All options listed below are immediately exercisable; however, as a condition of exercise, the optionee must enter into a restricted stock purchase agreement granting us the right to repurchase any unvested portion of the shares issuable by such exercise at their cost in the event of the optionee's termination of his relationship with us. The shares vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably each month thereafter.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       NUMBER OF                          OPTIONS AT             IN-THE-MONEY OPTIONS AT
                         SHARES                        DECEMBER 31, 2000            DECEMBER 31, 2000
                      ACQUIRED ON      VALUE      --------------------------    ----------------------------
        NAME            EXERCISE     REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------     --------     --------     -----------  -------------    -----------    -------------
Kenneth Schroeder             --           --         200,000            --      $1,650,000            --
Cameron Lorentz               --           --          10,000            --       ($75,000)            --
Stanley L. Chin           13,560      $50,850              --            --           --               --
David R. Guercio          91,400     $342,750              --            --           --               --
Robert C. Hausmann            --           --              --            --           --               --

CHANGE OF CONTROL, SEVERANCE AND EMPLOYMENT ARRANGEMENTS

     In the event of a change of control of Resonate resulting in the constructive termination of Robert C. Hausmann's, 50% of his total unvested shares will immediately vest and will not be subject to our repurchase right. Karen Styres and Karen Barnes, who are executive officers of Resonate, each have the right to eighteen months of accelerated vesting of their respective stock holdings if Resonate undergoes a change of control and, after the change of control, his or her employment is constructively terminated or terminated without cause. In addition, David Guercio has the right to twelve months of accelerated vesting of his stock holdings if Resonate undergoes a change of control and, after the change of control, his employment is constructively terminated or terminated without cause. A constructive termination is defined as a substantial change of an executive's duties and responsibilities without the executive's concurrence.

RESIGNATION OF KEN SCHROEDER AS CHIEF EXECUTIVE OFFICER

     On January 16, 2001, Resonate and Ken Schroeder signed an Amendment to Mr. Schroeder's Employment Agreement with Resonate, which Amendment was further amended as of February 21, 2001. The original Employment Agreement was dated October 1, 1998. Pursuant to the Amendment, Resonate agreed to file a registration statement on Form S-8 to register 1,408,500 shares of Resonate common stock held by Mr. Schroeder for resale to the public. The registration statement was filed with the Securities and Exchange Commission on January 30, 2001. Pursuant to the Amendment, Resonate also granted Mr. Schroeder eleven (11) months additional vesting on the shares that he held if Mr. Schroeder's status as President or Chief Executive Officer of Resonate was terminated and Resonate hired a new President or Chief Executive Officer. Mr. Schroeder resigned as President and Chief Executive Officer of Resonate on February 5, 2001 and Resonate hired Peter R. Watkins as President and Chief Executive Officer on February 5, 2001.

                          2001 OPTION EXCHANGE PROGRAM

     In June 2001, the Board of Directors voted by unanimous written consent to offer to all US Resonate employees with option exercise prices above $10 per share the right to exchange those options for new options to be granted at least six (6) months and one (1) day from the cancellation date of the old options. Resonate filed a Schedule TO with the Securities and Exchange Commission on

June 25, 2001, and expects the offer to be completed in late July 2001. For a complete description of the option exchange program, please see the offering documents attached as exhibits to the Schedule TO filed with the Securities and Exchange Commission on June 25, 2001. Resonate estimates that options to purchase approximately 700,000 shares of Resonate stock will be eligible for this exchange. The new exercise price will be set at the fair market value of Resonate Common Stock at the time of re-grant, which date Resonate estimates shall be January 31, 2002.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     In 2000, the compensation committee consisted of John S. McFarlane, I. Robert Greene and Russell L. Siegelman, none of whom was an employee or former employee of Resonate or any of its subsidiaries. The compensation committee has overall responsibility for Resonate's executive compensation policies and practices. The role of the compensation committee is to establish and recommend compensation paid to executive officers of Resonate and to administer Resonate's stock plans. The compensation committee's functions include:

 - evaluating the performance of Resonate's Chief Executive Officer,
 - determining the compensation of Resonate's Chief Executive Officer,
 - setting guidelines for all executive officers' compensation, and
 - establishing and administering compensation plans including granting awards under Resonate's stock option plans to its employees.

     The compensation committee has provided the following report on the compensation policies as they apply to Resonate's executive officers and the relationship of Resonate's performance to executive compensation.

OVERVIEW OF COMPENSATION POLICIES

     Resonate's compensation policies are designed to address a number of objectives, including attracting and retaining superior staff, rewarding performance and motivating executive officers to achieve significant returns for stockholders. To promote these policies, the committee implemented a compensation program that is comprised of the following principal elements:

 - basic salary,
 - cash incentives (bonuses),
 - equity incentives (stock awards), and
 - benefits.

     When establishing guidelines for salaries, bonus levels and stock-based awards for the executive officers, the compensation committee considers the recommendations of the Chief Executive Officer, the officer's role, responsibilities and performance during the past year, and the amount of compensation paid to executive officers in similar positions of comparable companies. The compensation committee generally sets the guidelines for the officers at levels that are competitive with Resonate's competitors. When setting the guidelines for the executive officers, the compensation committee considers all of the factors set forth above, but does not assign any specific weighting or apply any formula to these factors. The compensation committee does, however, give significant consideration to the recommendation of the Chief Executive Officer.

     THE IMPORTANCE OF OWNERSHIP--A fundamental tenet of Resonate's compensation policy is that significant equity participation creates a vital long-term partnership between management and stockholders. Through its employee stock plans and agreements the benefits of equity ownership are extended to Resonate's executive officers and employees. As of June 27, 2001, Resonate's current directors and executive officers owned an aggregate of 7,657,565 shares and had the right to acquire an aggregate of 1,496,516 additional shares upon the exercise of employee stock options, exercisable on or before August 26, 2001. Of the options exercisable, 1,392,789 shares, or 93.1%, of the shares are unvested shares and therefore repurchasable by Resonate in the event of a termination.

FISCAL 2000 EXECUTIVE OFFICER COMPENSATION PROGRAM

     The components of the executive compensation program are described below:

     BASE SALARY--Resonate believes that base salary is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the compensation committee reviews the base salary of Resonate's chief executive officer annually and generally sets the base salary at or near the average of the levels paid by companies with comparable revenues either engaged in the software industry or located in the San Francisco Bay Area. The compensation committee also sets guidelines in the same manner for other executive officers.

     BONUS PROGRAM--Resonate maintains a cash incentive bonus program to reward executive officers for attaining defined performance goals. Although bonuses are based in part on company-wide performance targets and in part on individual performance. In 2000, the compensation committee set target bonuses in the first half of each year based upon the recommendation of the Chief Executive Officer and bonuses were paid semi-annually.

     STOCK OPTION GRANTS--In 2000, the compensation committee granted options to purchase common stock which in the aggregate represented rights to purchase 368,358 shares under Resonate's stock option plans to executive officers. The compensation committee determined the number of options granted to executive officers primarily by evaluating each officer's (1) respective job responsibilities, (2) past performance, (3) expected future contributions, (4) existing stock and unvested option holdings, (5) potential reward to the executive officer if the stock price appreciates in the public market and (6) management tier classification. Option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility. The compensation committee believes that these stock option grants will more closely align the long-term interests of senior management with those of stockholders and assist in the retention of key executives.

     BENEFITS--In 2000, Resonate offered benefits to its executive officers that were substantially the same as those offered to all Resonate employees. These benefits included:

 - 401(k) plan,
 - Medical and Dental Insurance,
 - Employee Stock Purchase Plan,
 - Life and Disability Insurance, and
 - Vision Service Plan.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION--In 2000, Kenneth Schroeder served as Resonate's Chief Executive Officer. In 2000, the compensation committee did not increase Mr. Schroeder's salary which remained at $220,000 per year. Mr. Schroeder received a bonus of $220,000 in 2000. In determining Mr. Schroeder's salary, the compensation committee considered the criteria listed above. The compensation committee noted that in 2000, under Mr. Schroeder's leadership,
Resonate:

 - successfully completed the initial public offering of its common stock,
 - significantly increased the number of Fortune 500 and leading emerging internet customers,
 - released significant new versions of Resonate's products, and
 - increased revenues from $9.91 million in 1999 to 19.99 million in 2000.

     Because of Mr. Schroeder's significant holdings of Resonate stock, the compensation committee felt that Mr. Schroeder was appropriately compensated in 2000 and, despite recognizing the above accomplishments, chose not to increase the salary portion of Mr. Schroeder's compensation in 2000.

     TAX LAW LIMITS ON EXECUTIVE COMPENSATION AND POLICY ON DEDUCTIBILITY OF COMPENSATION--Section 162(m) of the Internal Revenue Code provides that a company may not take a tax deduction for that portion of the annual compensation paid to an executive officer in excess of $1 million, unless certain exemption requirements are met. Resonate's stock option plans are designed to meet the exemption requirements of Section 162(m). The compensation committee has determined at this time not to seek to qualify Resonate's remaining executive officer compensation programs under Section 162(m). None of the compensation paid to the Company's executive officers in 2000 was subject to Section 162(m).

     CONCLUSION--All aspects of Resonate's executive compensation are subject to change at the discretion of the compensation committee. The compensation committee will monitor Resonate's executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with Resonate's annual and long-term strategic objectives.

                                              RESPECTFULLY SUBMITTED BY THE
                                              COMPENSATION COMMITTEE

                                              I. Robert Greene
                                              John S. McFarlane
                                              Russell L. Siegelman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Prior to establishing the compensation committee, the board of directors as a whole performed the functions delegated to the compensation committee. No member of the board of directors or the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


     Notwithstanding anything to the contrary set forth in any of Resonate's previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing. The Audit Committee of the Board of Directors, currently consists of Messrs. Finocchio, Greene and Siegelman, all of whom are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The audit committee operates under a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A and has fulfilled the responsibilities as delineated in the charter.

     The audit committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reports practices of Resonate and such other duties as directed by the Board of Directors. The audit committee's primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor Resonate's financial reporting process and internal control system; (2) review and appraise the audit efforts of Resonate's independent accountants and internal audit department; (3) evaluate Resonate's quarterly financial performance as well as its compliance with laws and regulations; (4) oversee management's establishment and enforcement of financial policies and business practices; and (5) provide an open avenue of communication among the independent accountants, financial and senior management, counsel, the internal audit department and the Board of Directors.

     The audit committee reviewed and discussed Resonate's audited Consolidated Financial Statements for the fiscal year ended December 31, 2000 with Resonate's management. The Audit Committee also discussed with PricewaterhouseCoopers LLP, Resonate's independent accountants, the auditor's responsibilities, any significant issues arising during the audit, and other matters required to be discussed by SAS 61.

     The audit committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants the independent accountants' independence. The audit committee has considered the fees paid to PricewaterhouseCoopers for non-audit related services and does not feel that these fees compromise PricewaterhouseCoopers' independence in performing Resonate's audit.

     Based on its review and the discussions noted above, the audit committee recommended to the Board of Directors that Resonate's Consolidated Financial Statements for the fiscal year ended December 31, 2000 be included in Resonate's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.


                                                    RESPECTFULLY SUBMITTED BY
                                                    THE AUDIT COMMITTEE

                                                    Robert J. Finocchio, Jr.
                                                    I. Robert Greene
                                                    Russell L. Siegelman

                             STOCK PRICE PERFORMANCE

The following graph shows a comparison of cumulative total stockholder returns for Resonate's Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the JP Morgan H&Q Computer Software Index. The graph assumes the investment of $100 on August 2, 2000, the date of Resonate's initial public offering. The data regarding Resonate assumes an investment at the initial public offering price of $21.00 per share of Resonate's Common Stock. The performance shown is not necessarily indicative of future performance.

     COMPARISON OF CUMULATIVE TOTAL RETURN AMONG RESONATE INC., NASDAQ STOCK
            MARKET (U.S.), AND JP MORGAN H&Q COMPUTER SOFTWARE INDEX

------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
                                        8/2/00       8/31/00      9/30/00     10/31/00     11/30/00     12/31/00
------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
Resonate Inc. (RSNT)                    100.00       209.82       188.10       201.79        60.12        45.20
------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
Nasdaq Stock Market (U.S.)              100.00       114.98       100.39        92.11        71.01        67.53
------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------
JP Morgan H&Q Computer Software         100.00       123.26       132.24       111.73        85.11        95.23
Index
------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires Resonate's officers and directors, and persons who own more than ten percent (10%) of a registered class of Resonate's equity securities, to file certain reports regarding ownership of, and transactions in, Resonate's securities with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required to furnish Resonate with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to Resonate pursuant to Rule 16a-3(e) of Regulation S-K, Resonate believes that during fiscal year 2000, all filings with the Securities and Exchange Commission of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Resonate's Common Stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of Resonate's stockholders that are intended to be presented by such stockholders at Resonate's next Annual Meeting of stockholders must be received by Resonate at its principal executive offices, no later than March 29, 2002 in order to be considered for possible inclusion in the Proxy Statement and form of Proxy relating to such meeting. Please send any such proposals to Resonate Inc., 385 Moffett Park Drive, Sunnyvale, California, 94089, attention:
General Counsel.

     If you intend to present a proposal at Resonate's Annual Meeting of stockholders to be held in 2002, but you do not intend to have it included in our 2002 Proxy Statement, you must deliver a copy of your proposal to Resonate's General Counsel at our principal executive office listed above no later than June 12, 2002 and no earlier than May 2, 2002. If the date of Resonate's 2002 Annual Meeting is more than 30 calendar days before or after the date of our 2001 Annual Meeting, your notice of a proposal will be timely if we receive it by the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth (10th) day following the day we publicly announce the date of the 2002 Annual Meeting.

                                  OTHER MATTERS

     Resonate knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

                                          FOR THE BOARD OF DIRECTORS


                                          /s/ Peter R. Watkins

                                          Peter R. Watkins
                                          President, Chief Executive Officer and
                                          Director

                                                                   APPENDIX A
                         CHARTER FOR THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                                OF RESONATE INC.
                            (a Delaware corporation)

COMPOSITION:

     The Audit Committee of Resonate Inc., a Delaware corporation (the "Company") is established under the provisions of Section 4.1 of the Bylaws of Resonate Inc.

     The Audit Committee shall consist of three or more directors, each of whom shall be an "independent director" in accordance with the rules of Nasdaq. The members of the Audit Committee will be appointed by and serve at the discretion of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of the Audit Committee who may replace any absent or disqualified member at any Audit Committee meeting.

PURPOSE:

     The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to review and approve material accounting policy changes, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to recommend engagement of independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

     In addition, the Audit Committee has the authority to undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

RESPONSIBILITIES:

     The responsibilities of the Audit Committee shall include:
                (i) Reviewing on a continuing  basis the adequacy of the
                    Company's system of internal controls, policies and procedures, and accounting and financial reporting policies;

               (ii) Reviewing the appropriateness of accounting principles used by the Company and approving any material accounting policy changes affecting the Company's operating results;


              (iii) Reviewing the existence and validity of any significant accounting accruals, reserves or other estimates made by management;

               (iv) Obtaining explanation for all significant variances in the financial statements between years and from budget;

                (v) Reviewing the tax status of the Company and the related tax reserves;

               (vi) Reviewing on a continuing basis the activities,
                    organizational structure, qualifications and effectiveness of the Company's internal audit function;

              (vii) Prior to the annual independent audit, reviewing with the independent auditors and management the proposed audit scope and approach and the areas of audit emphasis;

             (viii) Reviewing and recommending the selection and retention of independent auditors to the Board of Directors;

               (ix) Reviewing the fee arrangements with independent auditors;

                (x) Reviewing the performance of the independent auditors;

               (xi) Reviewing management advisory services to be provided by the independent auditors;

              (xii) Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors; the form and content of the Company's financial statements and disclosures; and the required communications from the independent auditors under generally accepted auditing standards and Securities and Exchange Commission regulations and discussing with the independent auditors any difficulties encountered in dealing with management that relate to the performance of the audit;

             (xiii) Reviewing before release the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K;

              (xiv) Reviewing before release the unaudited quarterly operating results in the Company's quarterly earnings release;

               (xv) Overseeing compliance with SEC requirements for disclosure of auditors' services and audit committee members and activities; (xvi) Reviewing management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

             (xvii) Reviewing the policies and procedures in effect for the review of officers' expenses and perquisites; (xviii) Reviewing the findings of any examinations by regulatory agencies; (xix) Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

               (xx) Providing oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

              (xxi) If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist;

             (xxii) Reviewing related-party transactions for potential conflicts of interest;

            (xxiii) Reviewing with senior management and the independent auditors the Company's accounting and financial personnel resources;

             (xxiv) Reviewing any dispute between management and the independent auditors and recommending action to the Board of Directors; and discussing any circumstances that caused management to seek a second opinion on a significant accounting or auditing issue;

              (xxv) Providing a forum for the independent auditors to meet in closed session with the Audit Committee; and

             (xxvi) Performing other oversight functions as requested by the full Board of Directors.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

RESTRICTIONS:

     Notwithstanding the foregoing, the Audit Committee may not do any of the following while subject to prohibitions thereof under applicable law:

              (i) Approve or recommend to stockholders any actions or proposals required by law to be approved by stockholders.
              (ii)  Adopt, amend or repeal the Bylaws.

MEETINGS:

     It is anticipated that the Audit Committee will meet at least two times each fiscal quarter, either in person or via telephone conference. However, the Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance. Each meeting may include an executive session that will allow the Audit Committee to maintain free and open communication with the Company's independent auditors.

     The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company at such times as it deems appropriate to review the independent auditors' examination and management report.

REPORTS:

     The Audit Committee will summarize its recommendations to the Board in written form, and these summaries will be incorporated as part of the minutes of the Board of Directors meeting at which the recommendations are presented.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

OTHER:

     The Audit Committee shall have the right, as and when it shall determine to be necessary or appropriate to the functions of the Audit Committee,

(i) at the expense of the Company and not at the expense of the members thereof, to retain counsel (who may be, but need not be, the regular corporate counsel to the Company) and other advisors to assist it in connection with its functions; and

(ii) to request from the Chief Executive Officer and the Chief Financial Officer of the Company and from any representative of the independent auditors to the Company participating in such independent auditors' engagement by the Company, and to rely upon advice, oral or in writing, concerning aspects of the operation or financial condition of the Company relevant to the functions of the Audit Committee.

The officers of the Company are requested to cooperate with the Audit Committee and to render assistance to it as it shall request in carrying out its functions.

                                      PROXY

                                  RESONATE INC.

                   385 MOFFETT PARK DRIVE, SUNNYVALE, CA 94089

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RESONATE INC.
        FOR ITS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 30, 2001

         The undersigned holder of Common Stock, par value $0.0001, of Resonate Inc. (the "Company") hereby appoints Peter R. Watkins and Robert C. Hausmann, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, August 30, 2001 at 9:00 a.m. local time, at Embassy Suites, 2885 Lakeside Drive, Santa Clara, CA 95054, and at any subsequent adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS NUMBER 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND
                            A VOTE "FOR" PROPOSAL 2.

         PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

-------------                                                      -------------
SEE REVERSE    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)   SEE REVERSE SIDE
SIDE
-------------                                                      -------------





                    [X] Please mark votes as in this example.

BALLOT FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

1. To elect the following directors to serve for a term ending upon the Annual Meeting of Stockholders to be held in 2004 or until their successors are duly elected and qualified:

   Nominees: Christopher C. Marino and I. Robert Greene

             FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

             [ ] For all nominees except as noted:
                                                  ------------------------

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.

             FOR [ ]       AGAINST [ ]        ABSTAIN [ ]

3. To transact such other business as may properly come before the meeting or any adjournment thereof.




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.





Signature:                                 Date:
          --------------------------------      ----------------

Signature:                                 Date:
          --------------------------------      ----------------